CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements (No.333-128202and No.333-134249) on Forms S-8 of Parke Bancorp, Inc. of our report dated March 28, 2007 relating to our audit of the consolidated financial statements, which appear in the Annual Report to Stockholders, which is incorporated in this Annual Report on Form 10-K of Parke Bancorp, Inc. for the year ended December 31, 2006.

/s/ McGladrey & Pullen, LLP


Blue Bell, Pennsylvania
March 28, 2007